EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT
AND MODIFICATION OF MORTGAGE

This THIRD AMENDMENT TO CREDIT AGREEMENT AND MODIFICATION OF MORTGAGE (the “Amendment”) is executed on July 27, 2011, by and among EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032, GROS-ITE INDUSTRIES, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032, and APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032  (collectively, the “Borrower”), and TD BANK, N.A., a national banking association with an office located at 102 West Main Street, New Britain, Connecticut 06050-0174 (“Bank”).

W I T N E S S E T H:

WHEREAS, Borrower and Bank entered into a Credit Agreement dated as of May 27, 2009, as amended by that certain First Amendment to Credit Agreement and Modification of Mortgage (the “First Amendment”) by and between Borrower and Bank and dated July 21, 2010, and as further amended by that certain Second Amendment to Credit Agreement and Modification of Mortgage (the “Second Amendment”) by and between Borrower and Bank and dated November 24, 2010 (as further amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Bank may make advances and extend other financial accommodations to the Borrower; and

WHEREAS, the obligations of Borrower to Bank under the Credit Agreement are secured by, inter alia, that certain Open-End Mortgage Deed and Security Agreement dated May 27, 2009 and executed by EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation (the “Mortgagor”), with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 to and for the benefit of Bank (as amended and in effect from time to time, the “Mortgage), encumbering certain real property located in Newington, Connecticut more particularly described in Exhibit A of the Mortgage (the “Property”), which Mortgage was recorded on the Newington, Connecticut land records on May 29, 2009 in Book 2002, at Page 405; and

WHEREAS, the Mortgage was modified pursuant to the First Amendment, which First Amendment was recorded on the Newington, Connecticut Land Records in Book 2037, at Page 719; and

WHEREAS, the Mortgage was modified pursuant to the Second Amendment, which Second Amendment was recorded on the Newington, Connecticut Land Records in Book 2048, at Page 321; and

WHEREAS, Bank and Borrower desire to amend the Credit Agreement and Mortgage in certain respects; and

WHEREAS, Section 13.10. of the Credit Agreement provides that no modification or amendment of the Credit Agreement shall be effective unless the same shall be in writing and signed by the parties thereto; and

NOW, THEREFORE, in consideration of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bank and Borrower agree as follows:

1.           Defined Terms.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.           Amendment of Credit Agreement.  Bank and Borrower hereby agree to amend the Credit Agreement as follows:

(a)           Section 1 of the Credit Agreement, entitled “Definitions” is hereby amended by adding or amending and restating, as applicable, the following terms:

FHLB Classic Rate – The Current Classic Advance Rate for Fixed Rate Advances for the Applicable FHLB Rate Period (as hereinafter defined), as published by the Federal Home Loan Bank of Boston, or, in the event such rate is no longer available, the base, reference or other rate then designated by Lender, in its sole discretion, for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest rate, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.  The “Applicable FHLB Rate Period” is five (5) years.

“Fixed Asset Commitment Amount” means FOUR MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($4,700,000.00).

“Fixed Asset Conversion Date” means the date(s) upon which the Borrower elects to term-out the outstanding principal balance of any outstanding Fixed Asset Loans pursuant to the terms hereof, but in no event shall such date be later than the Fixed Asset Termination Date.

“Fixed Asset Line of Credit” has the meaning set forth in Section 2.4C.1. hereof.

“Fixed Asset Loan” means the loan(s) and advances which Borrower requests pursuant to Section 2.4C.1. hereof, and to the extent permitted under this Agreement.

“Fixed Asset Maturity Date” means the five (5) year anniversary of the date of each Fixed Asset Conversion Date.

“Fixed Asset Note” has the meaning set forth in Section 2.4C.4. hereof.

“Fixed Asset Termination Date” means July 31, 2012.

"Loan" means the Term Loan, the Second Term Loan, the Third Term Loan, the Fixed Asset Loan, the Mortgage Loan or any Revolving Loan.

"Loans" means the Term Loan, the Second Term Loan, the Third Term Loan, the Mortgage Loan, the Fixed Asset Loan and any Revolving Loan.

"Loan Account" means the account established by Borrower with Bank or a Bank Affiliate for purposes of administering the Line of Credit and Fixed Asset Line of Credit.

"Note" means the Term Note, the Second Term Note, the Third Term Note, the Fixed Asset Note, the Mortgage Note or the Revolving Credit Note.

"Notes" means the Term Note, the Second Term Note, the Third Term Note, the Mortgage Note, the Fixed Asset Note and the Revolving Credit Note.

"Revolving Credit Commitment Amount" means TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00) or any lesser amount, including zero (0), resulting from a reduction or termination of such amount in accordance with Section 2.1.7. or Section 12.1.

"Revolving Credit Termination Date" means July 31, 2012, and any subsequent date to which the Revolving Credit Termination Date may be extended under Section 2.1.8. hereof.

“Third Amendment” means that certain Third Amendment to Credit Agreement and Modification of Mortgage by and among Borrower and Bank dated July 27, 2011.

"Third Term Loan" has the meaning set forth in Section 2.4B.1. hereof.

"Third Term Loan Maturity Date" means August 31, 2016.

"Third Term Note" has the meaning set forth in Section 2.4B.2. hereof.

“Total Funded Debt” means, as of any date of determination, the outstanding principal amount of all indebtedness for borrowed money and capital leases (including subordinated debt) of the Borrower and any Subsidiaries on a consolidated basis.

(b)           Section 2.1.5 of the Credit Agreement, entitled “Interest” is hereby deleted in its entirety and replaced with the following:

Section 2.1.5.  Interest.  Each Revolving Loan shall bear interest at a variable annual rate equal to the greater of, (i) the Prime Rate plus Zero Percent (0%), which rate shall change contemporaneously with any change in the Prime Rate, or (ii) Three and One-Half Percent (3.5%).  Such interest shall be payable on the first day of each month commencing August 1, 2011 and continuing until such Revolving Loan is due (whether at maturity, by reason of acceleration or otherwise).

(c)           The Credit Agreement is hereby amended by adding a new Section 2.4B., entitled “Third Term Loan”, as follows:

Section 2.4B.  Third Term Loan.

Section 2.4B.1.  Amount of Third Term Loan.  Upon the execution of the Third Amendment, Borrower agrees to borrow from Bank, and Bank agrees to lend to Borrower, the principal amount of FIVE MILLION ONE HUNDRED THIRTY ONE THOUSAND AND 00/100 DOLLARS ($5,131,000.00) (the "Third Term Loan").

Section 2.4B.2.  Third Term Note.  The Third Term Loan shall be evidenced by a promissory note executed by Borrower in substantially the form attached hereto as Exhibit H (the "Third Term Note"), with all blanks therein appropriately completed and payable to the order of Bank, which Third Term Note is hereby incorporated by reference and made a part hereof.

Section 2.4B.3.  Payment of Principal and Interest. Commencing on September 1, 2011, and continuing on the same day of each succeeding calendar month thereafter, the principal amount of the Third Term Loan, together with interest thereon, shall be payable in fifty-nine (59) consecutive monthly installments of Ninety Five Thousand Eight Hundred Fifty Seven and 92/100 Dollars ($95,857.92), and one (1) installment of Ninety Five Thousand Eight Hundred Fifty Seven and 69/100 Dollars ($95,857.69), and if not sooner paid, a final installment in the amount of the then unpaid principal amount of the Third Term Loan, together with all other amounts due and owing under the Third Term Note, shall be due and payable in full on the Third Term Maturity Date.

Section 2.4B.4.  Interest.  The unpaid principal amount of the Third Term Loan, as evidenced by the Third Term Note, shall bear interest at per annum fixed rate equal to Four and Fifty-Two One-Hundredths Percent (4.52%).

Section 2.4B.5.  Prepayment of the Third Term Loan.  The Third Term Loan may be prepaid in whole or in part upon thirty (30) days prior written notice to Bank and subject to premium as set forth in this Section 2.4B.5.  Upon any such prepayment, whether by voluntary prepayment, acceleration or otherwise, Borrower shall pay a "yield maintenance fee" in an amount computed as follows: The current cost of funds, specifically the bond equivalent yield for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent yield) with a maturity date closest to the remaining term of the Third Term Loan, shall be subtracted from the interest rate set forth in Section 2.4B.4, or default rate if applicable.  If the result is zero or a negative number, there shall be no yield maintenance fee due and payable. If the result is a positive number, then the resulting percentage shall be multiplied by the scheduled outstanding principal balance for each remaining monthly period of the Third Term Loan.  Each resulting amount shall be divided by 360 and multiplied by the number of days in the monthly period. Said amounts shall be reduced to present values calculated by using the above reference current costs of funds divided by twelve (12). The resulting sum of present values shall be the "fixed prepayment charge" due to Lender upon prepayment of the principal of the Third Term Loan plus any accrued interest due as of the prepayment date.

Section 2.4B.6.  Maturity.  Except where this Agreement or any instrument evidencing indebtedness hereunder provides that the obligations of Borrower shall become due upon any earlier date and notwithstanding any applicable provision permitting repayment at a later date, the Third Term Loan shall become fully and finally due and payable on the Third Term Loan Maturity Date.

Section 2.4B.7.  Use of Proceeds.  The proceeds of the Third Term Loan shall be used to refinance existing indebtedness of Borrower to Bank.

(d)           The Credit Agreement is hereby amended by adding a new Section 2.4C., entitled “Fixed Asset Line of Credit”, as follows:

Section 2.4C.  Fixed Asset Line of Credit.

Section 2.4C.1.  Fixed Asset Line of Credit Loans.  Upon the execution of the Third Amendment, and continuing until the Fixed Asset Termination Date, Bank agrees to extend to Borrower a non-revolving fixed asset line of credit, so that as long as no Default or Event of Default has occurred and is continuing, Borrower may borrow, on a non-revolving basis in one (1) or more fixed asset line of credit loans (each a “Fixed Asset Loan”) from time to time prior to the close of business on the Fixed Asset Termination Date, amounts which do not exceed (a) for each Fixed Asset Loan, one hundred percent (100%) of the purchase price of the equipment to be purchased with the requested Fixed Asset Loan, as determined by Bank in its sole discretion, and (b) in the aggregate at any one time outstanding the Fixed Asset Commitment Amount in effect from time to time (the “Fixed Asset Line of Credit”).  Bank may, in its reasonable credit judgment, fund such reserves and/or charge the same to the Loan Account at such time as it deems appropriate.  Notwithstanding any provision of this Agreement to the contrary, all Fixed Asset Loans shall constitute one obligation of Borrower to Bank, secured by Bank’s security interest in the Collateral.

Section 2.4C.2.  Notice of Borrowing.  Whenever Borrower desires to obtain a Fixed Asset Loan, Borrower shall notify Bank on the date one (1) Business Day before the day on which the requested Fixed Asset Loan is to be made.  Such notice shall specify (i) the effective date and (ii) the amount of each Fixed Asset Loan, and shall include an invoice reflecting the amount of the equipment to be purchased with the Fixed Asset Loan.  Each such notification shall be immediately followed by a written confirmation thereof by Borrower in substantially the form approved by Bank; provided, however, that if such written confirmation differs in any material respect from the action taken by Bank, the records of Bank shall control absent manifest error or adequate proof to the contrary.  Subject to the terms and conditions of this Agreement, Bank shall make each Fixed Asset Loan on the effective date specified therefor by crediting the amount of such Fixed Asset Loan to the Loan Account.

Section 2.4C.3.  Fixed Asset Note.  Fixed Asset Loans shall be evidenced by a promissory note executed by Borrower in substantially the form attached hereto as Exhibit I (the “Fixed Asset Note”), with all blanks therein appropriately completed, payable to the order of Bank, which Fixed Asset Note is hereby incorporated herein by reference and made a part hereof.

Section 2.4C.4.  Payment of Principal.

(a)  Conversion.  Provided that no Event of Default shall have occurred and be continuing, at any time while any Fixed Asset Loans are outstanding, and prior to the Fixed Asset Termination Date, the Borrower may elect to convert the outstanding principal balance of such Fixed Asset Loan(s) to a term loan repayable as set forth in Section 2.4C.4.(b) hereof.  The Borrower shall provide written notice to the Bank of such election at least three (3)  Business Days prior to the intended Fixed Asset Conversion Date thereof.  Such notice shall be irrevocable and shall be in the form approved by Bank (the “Notice of Conversion of Fixed Asset Loan”).  Regardless of whether the Borrower provides any such Notice to the Bank, and unless an Event of Default shall have occurred and be continuing, the outstanding principal amount of all Fixed Asset Loans not previously converted pursuant to this Section shall be converted as of the Fixed Asset Termination Date and be repayable as set forth in Section 2.4C.4.(b) hereof.

(b)  Payment.  The outstanding principal amount of each Fixed Asset Loan shall be payable in sixty (60) consecutive monthly installments in an amount necessary to fully amortize said outstanding principal amount over a period of five (5) years commencing on the first (1st) day of the first (1st) month following the Fixed Asset Conversion Date, and continuing on the first day of each succeeding month thereafter.  If not sooner paid, a final installment in the then unpaid principal amount of all Fixed Asset Loans, together with all other amounts due and owing under the Fixed Asset Note, shall be due and payable on the Fixed Asset Maturity Date.

Section 2.4C.5.  Interest.

(a)  Commencing on the date of the making of any Fixed Asset Loan and continuing until the Fixed Asset Conversion Date thereof, each such Fixed Asset Loan shall bear interest at a variable annual rate equal to the Prime Rate plus Zero Percent (0%), which rate shall change contemporaneously with any change in the Prime Rate.

(b)  Commencing on the Fixed Asset Conversion Date and continuing until the principal amount of each Fixed Asset Loan is paid in full, Fixed Asset Loans shall bear interest at FHLB Classic Rate plus Three Percent (3%), determined as of the Fixed Asset Conversion Date.

Interest shall be due and payable in arrears commencing September 1, 2011 and continuing on the first (1st) day of each succeeding calendar month thereafter until the entire outstanding principal amount of the Fixed Asset Line of Credit is paid in full.

Section 2.4C.6.  Record of Fixed Asset Loans.  Each Fixed Asset Loan shall be recorded on the books maintained by Bank with respect to the Loan Account by Bank.  Bank shall also record on such books all payments made by Borrower on the Fixed Asset Note, interest and expenses and other appropriate debits and credits as herein provided.  Bank shall from time to time render and send to Borrower a statement of the Loan Account showing the outstanding aggregate principal balance of the Fixed Asset Note, together with interest and other appropriate debits and credits as of the date of the statement.  The statement of Loan Account shall be considered correct in all respects and accepted by and be conclusively binding upon Borrower unless Borrower makes specific written objections thereto within sixty (60) days after the date the statement of the Loan Account is received or later presents objective evidence demonstrating a manifest error by Bank in the preparation of the statement of the Loan Account..

Section 2.4C.7.  Termination.  The Fixed Asset Line of Credit and Bank’s obligation to lend thereunder shall terminate on the Fixed Asset Termination Date.

Section 2.4C.8.  Prepayment.

(a)  The Borrower may prepay Fixed Asset Loans bearing interest at the Prime Rate, in whole or in part, at any time without penalty or premium.

(b)  The Borrower may prepay Fixed Asset Loans bearing interest at the FHLB Classic Rate in whole or in part upon thirty (30) days prior written notice to Bank and subject to premium as set forth in this Section 2.4C.8.  Upon any such prepayment, whether by voluntary prepayment, acceleration or otherwise, Borrower shall pay a "yield maintenance fee" in an amount computed as follows: The current cost of funds, specifically the bond equivalent yield for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent yield) with a maturity date closest to the remaining term of the applicable Fixed Asset Loan, shall be subtracted from the interest rate set forth in Section 2.4C.5, or default rate if applicable.  If the result is zero or a negative number, there shall be no yield maintenance fee due and payable. If the result is a positive number, then the resulting percentage shall be multiplied by the scheduled outstanding principal balance for each remaining monthly period of the applicable Fixed Asset Loan.  Each resulting amount shall be divided by 360 and multiplied by the number of days in the monthly period. Said amounts shall be reduced to present values calculated by using the above reference current costs of funds divided by twelve (12). The resulting sum of present values shall be the "fixed prepayment charge" due to Lender upon prepayment of the principal of the applicable Fixed Asset Loan plus any accrued interest due as of the prepayment date.

Section 2.4C.9.  Use of Proceeds.  The proceeds of Fixed Asset Loans shall be used to finance up to one hundred percent (100%) of the purchase of equipment used in the ordinary course of Borrower’s business.

(e)Section 2.5.2 of the Credit Agreement, entitled “Interest Rates and Payments of Interest” is hereby amended by adding new Subsections (e) and (f) thereto as follows:

(e)           The Third Term Loan shall bear interest and such interest shall be payable as set forth in Sections 2.4B.3 and  2.4B.4 hereof.

(f)           The Fixed Asset Loan shall bear interest and such interest shall be payable as set forth in Sections 2.4C.4 and 2.4C.5 hereof

(f)           Section 7.1.4. of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 7.1.4.  As soon as available, but in no event later than forty-five (45) days after each Fiscal Year end and the end of the Second Fiscal Quarter ending approximately June 30 of each Fiscal Year, a semi-annual backlog report/work schedule report, in form and substance acceptable to Bank and including, without limitation, a reference to the end use of each component referenced therein, signed on behalf of Borrower by its chief financial officer.

(g)           Section 9 of the Credit Agreement, entitled “Financial Covenants” is hereby amended by adding a new Section 9.2A. thereto, entitled “Funded Debt to EBITDA Ratio”, as follows:

9.2A.           Funded Debt to EBITDA Ratio.  Borrower shall not permit the ratio of its Total Funded Debt to EBITDA to be greater than the amounts set forth below.   The Funded Debt to EBITDA Ratio shall be tested as of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2011, by reference to the Fiscal Quarter then ended and the immediately preceding three (3) Fiscal Quarters (calculated on a rolling four (4) quarter basis).

Fiscal Quarter Ending                                                                                         Ratio

-September 30, 2011                                                                                     4.75 to 1.00
-December 31, 2011
  through the Fiscal Quarter
  ending September 30, 2012                                                                       4.25 to 1.00
-December 31, 2012 and thereafter                                                            4.00 to 1.00

(h)           Section 9 of the Credit Agreement, entitled “Financial Covenants” is hereby amended by adding a new Section 9.2B. thereto, entitled “Debt Service Coverage Ratio”, as follows:

9.2B.  Debt Service Coverage Ratio.  Borrower shall not permit the ratio of EBITDA less cash taxes paid during such period less un-financed capital expenditures during such period plus Share Based Compensation Expense to CMLTD plus interest expense during such period to be less than 1.25 to 1.0.  The Debt Service Coverage Ratio shall be tested as of the last day of each Fiscal Quarter by reference to the Fiscal Quarter then ended and the immediately preceding three (3) Fiscal Quarters (calculated on a rolling four (4) quarter basis).

(i)           Subsection (a) of Section 11.1 of the Credit Agreement is hereby amended in its entirety and replaced with the following:

(a)  Borrower shall fail to pay (i) any outstanding principal amount of any Revolving Loans when due, (ii) any outstanding principal amount of the Mortgage Loan when due, (iii) any outstanding principal amount of the Term Loan, Second Term Loan or Third Term Loan when due, (iv) any outstanding principal amount of any Fixed Asset Loan when due, (v) any accrued and unpaid interest on the Loans, or (vi) any fees or expenses payable under this Agreement, the Notes or the Other Documents within ten (10) days of the due date  for such fees and expenses; or

(j)           Exhibit B of the Credit Agreement, entitled “Revolving Credit Note” is hereby deleted in its entirety and replaced with Exhibit A, attached hereto.

(k)           The Credit Agreement is hereby amended by adding a new Exhibit H thereto, entitled “Third Term Note”, in the form of Exhibit B, attached hereto.

(l)           The Credit Agreement is hereby amended by adding a new Exhibit I thereto, entitled “Fixed Asset Note”, in the form of Exhibit C, attached hereto.

3.           Amendment of Mortgage.  Bank and Mortgagor hereby agree to amend the Mortgage as follows:

(a)           The first (1st) “WHEREAS” clause on the first (1st) page of the Mortgage is hereby deleted in its entirety and replaced with the following:

WHEREAS, pursuant to a Credit Agreement of even date herewith by and among Borrower, EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032, GROS-ITE INDUSTRIES, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032, APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (collectively with Borrower, the “Credit Parties”) and Bank (the “Credit Agreement”), the Bank has made, inter alia, (i) a Mortgage Loan in the amount of TWO MILLION SIX HUNDRED FORTY THOUSAND AND 00/100 DOLLARS ($2,640,000.00) (the “Mortgage Loan”), which Mortgage Loan is evidenced by a certain Mortgage Note of even date herewith in the original amount of TWO MILLION SIX HUNDRED FORTY THOUSAND AND 00/100 DOLLARS ($2,640,000.00) (the “Mortgage Note”), a copy of which is attached hereto as Exhibit B and made a part hereof, (ii) a Term Loan in the amount of FOUR MILLION THREE HUNDRED SIXTY THOUSAND AND 00/100 DOLLARS ($4,360,000.00) (the “Term Loan”), which Term Loan is evidenced by a certain Term Note of even date herewith in the original amount of FOUR MILLION THREE HUNDRED SIXTY THOUSAND AND 00/100 DOLLARS ($4,360,000.00) (the “Term Note”), a copy of which is attached hereto as Exhibit C and made a part hereof, (iii) a Revolving Loan in the amount of TWELVE MILLION AND 00/100 DOLLARS ($12,000,000.00) (the “Revolving Loan”), which Revolving Loan is evidenced by a certain Second Amended and Restated Revolving Credit Note dated July 27, 2011 in the original amount of TWELVE MILLION AND 00/100 DOLLARS ($12,000,000.00) (the “Revolving Credit Note”), a copy of which is attached hereto as Exhibit D and made a part hereof, (iv) a Second Term Loan in the amount of TWO MILLION TWO HUNDRED FORTY THREE THOUSAND FOUR HUNDRED FOURTEEN AND 00/100 DOLLARS ($2,243,414.00) (the “Second Term Loan”), which Second Term Loan is evidenced by a certain Second Term Note dated July 21, 2010 in the original amount of TWO MILLION TWO HUNDRED FORTY THREE THOUSAND FOUR HUNDRED FOURTEEN AND 00/100 DOLLARS ($2,243,414.00) (the “Second Term Note”), a copy of which is attached hereto as Exhibit I and made a part hereof, (v) a Fixed Asset Loan in the amount of FOUR MILLION SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($4,700,000.00) (the “Fixed Asset Loan”), which Fixed Asset Loan is evidenced by a certain Fixed Asset Note dated July 27, 2011 in the original amount of FOUR MILLION SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($4,700,000.00) (the “Fixed Asset Note”), a copy of which is attached hereto as Exhibit J and made a part hereof, and (vi) a Third Term Loan in the amount of FIVE MILLION ONE HUNDRED THIRTY ONE THOUSAND AND 00/100 DOLLARS ($5,131,000.00) (the “Third Term Loan”, together with the Revolving Credit Loan, the Mortgage Loan, the Term Loan, the Second Term Loan and the Fixed Asset Loan, collectively, the “Loan”), which Third Term Loan is evidenced by a certain Third Term Note dated July 27, 2011 in the original amount of FIVE MILLION ONE HUNDRED THIRTY ONE THOUSAND AND 00/100 DOLLARS ($5,131,000.00) (the “Third Term Note”, together with the Revolving Credit Note, the Mortgage Note, the Term Note and the Second Term Note, the Fixed Asset Note, collectively, the “Note”), a copy of which is attached hereto as Exhibit K and made a part hereof; and

(b)           Exhibit D of the Mortgage, entitled “Revolving Credit Note” is hereby deleted in its entirety and replaced with Exhibit A, attached hereto.

(c)           The Mortgage is hereby amended by adding a new Exhibit J thereto, entitled “Form of Fixed Asset Note”, in the form of Exhibit C, attached hereto.

(d)           The Mortgage is hereby amended by adding a new Exhibit K thereto, entitled “Form of Third Term Note”, in the form of Exhibit B, attached hereto.

4.           Effect of Amendment.  Bank and Borrower hereby agree and acknowledge that the Credit Agreement and the Mortgage each remains in full force and effect and, except as provided in this Amendment, each such document has not been modified or amended in any respect, it being the intention of Bank and Borrower that this Amendment and, as applicable, the Credit Agreement and the Mortgage be read, construed and interpreted as one and the same instrument.

           5.           Ratification of Other Documents.  This Amendment is hereby incorporated into and made a part of the Credit Agreement, Mortgage and all Other Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect.  Any reference to the Credit Agreement and all Other Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Credit Agreement and all Other Documents respectively as amended by this Amendment.  As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Credit Agreement, Borrower hereby confirms its prior grant to Bank of a continuing first lien on and security interest in, upon and to all of Borrower's now owned or hereafter acquired, created or arising Collateral as described in the Credit Agreement.

6.           Ratification of Mortgage.  In confirmation of the hereinabove, Mortgagor hereby grants and conveys to the Bank, with MORTGAGE COVENANTS, the Property; to have and to hold the Property unto the Bank, its successors and assigns, forever in accordance with the Mortgage and Other Documents, such that if such sums due thereunder shall be paid and all other obligations of Borrower under the Other Documents shall be fully kept and performed, then the Mortgage, as modified herein, shall be null and void; otherwise to remain in full force and effect.

7.           Representations and Warranties.  Borrower warrants and represents to Bank that:

(a)           Prior Representations. By execution of this Amendment, Borrower reconfirms all warranties and representations made to Bank under the Credit Agreement and the Other Documents respectively and restate such warranties and representations as of the date hereof, all of which shall be deemed continuing until all of the obligations due to Bank are indefeasibly paid and satisfied in full.

(b)           Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of  any nature on any of the properties of the Borrower.

(c)           Valid, Binding and Enforceable. This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

(d)           No Default. No Default or Event of Default exists after giving effect to this Amendment.

           8.           Confirmation of Other Documents.  Borrower hereby agrees, notwithstanding the amendment of the Credit Agreement and the Mortgage, that the Other Documents and its agreements, covenants, obligations, representations and warranties thereunder and therein are hereby expressly ratified, confirmed, and restated.

9.           Effectiveness Conditions.  This Amendment shall become effective upon the following:

(a)           Execution and delivery by Borrower of this Amendment to Bank;

(b)           Payment by Borrower of all of Bank’s reasonable legal and other fees, commissions, costs, charges, taxes and other expenses incurred by Bank in connection with the preparation, execution and delivery of this Amendment and the fees and disbursements of Bank’s counsel and all recording fees;

(c)           Delivery of authorizing resolutions on behalf of Borrower; and

(d)           Delivery of other items as Bank shall reasonably request.

10.           Releases.

(a)           Borrower hereby knowingly and, after receiving advice of counsel, acknowledges and agrees that Borrower does not now have or know of any basis for any claim in tort, contract or otherwise against Bank, its officers, directors, agents or employees (collectively, “Bank Affiliates”) for breach of the Credit Agreement, the Other Documents or any other document which may arise out of the relationship between Borrower and Bank or Borrower and any of the Bank Affiliates.

(b)           Borrower does hereby absolutely and unconditionally release and discharge the Bank Affiliates from any and all claims, causes of action, losses, damages or expenses related to the Credit Agreement, the Other Documents or any of the documents or instruments executed and delivered in connection with the same or otherwise arising out of the debtor-creditor relationship between Borrower and Bank or any of the Bank Affiliates or which Borrower may have against the Bank Affiliates under the Credit Agreement, the Other Documents or any of the documents or instruments executed and delivered in connection with the same or otherwise arising out of the debtor-creditor relationship between Borrower and Bank or any of the Bank Affiliates, which includes the execution and delivery of this Amendment and the documents and instruments executed and delivered in connection herewith.

11.           Governing Law.  THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS SET FORTH IN SECTION 13.8 OF THE AGREEMENT. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

12.           Modification.   No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Bank.

13.           Duplicate Originals:  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

14.           Waiver of Jury Trial:  BORROWER AND BANK EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE OTHER DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

15.           Benefit.  This Amendment shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

16.           Counterparts.  This Amendment may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon one and the same instrument.

[remainder of page intentionally left blank; signature page follows]

[signature page to Third Amendment to Credit Agreement and Modification of Mortgage]

IN WITNESS WHEREOF, Bank and Borrower have executed this Amendment as of the date first above written.

WITNESSETH:	TD BANK, N.A.

/s/	By: /s/A. Tommy Boisvert Jr.
A. Tommy Boisvert, Jr.
Its Vice President
/s/	Duly Authorized

EDAC TECHNOLOGIES CORPORATION

/s/	By: /s/Glenn L. Purple
Name: Glenn L. Purple
Its Secretary
/s/	Duly Authorized

GROS-ITE INDUSTRIES, INC.

/s/	By: /s/Glenn L. Purple
Name: Glenn L. Purple
Its Secretary
/s/	Duly Authorized

APEX MACHINE TOOL COMPANY, INC.

/s/	By: /s/Glenn L. Purple
Name: Glenn L. Purple
Its Secretary
/s/	Duly Authorized

[acknowledgement page 1 of 2 to Third Amendment to Credit Agreement and
Modification of Mortgage]

STATE OF CONNECTICUT)
)  at Farmington
COUNTY OF Hartford)

On this the 27th day of July, 2011, before me, the undersigned officer, personally appeared A. Tommy Boisvert, Jr., known to me (or satisfactorily proven) to be a Vice President of TD Bank, N.A. and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said bank.

In Witness Whereof I hereunto set my hand.

/s/
Notary Public/My Commission Expires: 8/31/14
Commissioner of the Superior Court

STATE OF CONNECTICUT)
)  at Farmington
COUNTY OF Hartford)

On this the 27th day of July, 2011, before me, the undersigned officer, personally appeared Glenn L. Purple, known to me (or satisfactorily proven) to be the VP Finance of EDAC Technologies Corporation and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/
Notary Public/My Commission Expires: 8/31/14
Commissioner of the Superior Court

 [acknowledgement page 2 of 2 to Third Amendment to Credit Agreement and
Modification of Mortgage]

STATE OF CONNECTICUT)
)  at Farmington
COUNTY OF HARTFORD)

On this the 27th day of July, 2011, before me, the undersigned officer, personally appeared Glenn L. Purple, known to me (or satisfactorily proven) to be the Secretary of Apex Machine Tool Company, Inc. and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/
Notary Public/My Commission Expires: 8/31/14
Commissioner of the Superior Court

STATE OF CONNECTICUT)
)  at Farmington
COUNTY OF Hartford)

On this the 27th day of July, 2011, before me, the undersigned officer, personally appeared Glenn L. Purple, known to me (or satisfactorily proven) to be the Secretary of Gros-Ite Industries, Inc. and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/
Notary Public/My Commission Expires: 8/31/14
Commissioner of the Superior Court